Exhibit 10.2

EXECUTION VERSION

INSURANCE AND INDEMNITY AGREEMENT

Dated as of December 14, 2006

AMBAC ASSURANCE CORPORATION,

as Insurer,

UPFC AUTO RECEIVABLES TRUST 2006-B,

as Issuing Entity,

UNITED AUTO CREDIT CORPORATION,

as Servicer,

UPFC AUTO FINANCING CORPORATION,

as Seller,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee, Trust Collateral Agent and Backup Servicer

UPFC Auto Receivables Trust 2006-B

Class A Asset Backed Notes

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EXHIBITS

EXHIBIT A	Form of Ambac Policy	A 1

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INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Insurance Agreement”), dated as of December 14, 2006, by and among AMBAC ASSURANCE CORPORATION, as Insurer (the “Insurer”), UPFC AUTO RECEIVABLES TRUST 2006-B, as Issuing Entity (the “Issuing Entity”), UNITED AUTO CREDIT CORPORATION (“UACC”), as Servicer (the “Servicer”), UPFC AUTO FINANCING CORPORATION, as Seller (the “Seller”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee (the “Indenture Trustee”), Trust Collateral Agent and Backup Servicer.

PRELIMINARY STATEMENTS

A. The Indenture, dated as of December 1, 2006 (the “Indenture”), by and between the Issuing Entity and Deutsche Bank Trust Company Americas, as Indenture Trustee, provides for, among other things, the issuance of the UPFC Auto Receivables Trust 2006-B Class A Asset Backed Notes.

B. The parties hereto desire that the Insurer issue the Ambac Policy to the Indenture Trustee for the benefit of the Holders and to, among other things, specify the conditions precedent thereto, the premium in respect thereof and the indemnity, reimbursement, reporting and other obligations of the parties hereto other than the Insurer in consideration thereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Capitalized terms used in this Insurance Agreement shall have the meanings set forth below. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Ambac Policy or, if not defined therein, in the Indenture or, if not defined therein, in the Sale and Servicing Agreement, or, if not defined therein, in the Spread Account Agreement, each as described below.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ambac” means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

“Ambac Policy” means the Note Guaranty Insurance Policy No. AB1053BE, dated December 14, 2006, including any endorsements thereto, issued by the Insurer to the

Indenture Trustee with respect to the Class A Notes, for the benefit of the Holders, in the form attached as Exhibit A to this Insurance Agreement.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Issuing Entity.

“Change in Control” means, with respect to UPFC, (1) (a) the sale or other disposition, or the approval by the stockholders of UPFC of a sale or other disposition, of all or substantially all of the assets of UPFC in the aggregate, whether pursuant to a single transaction or pursuant to a series of transactions to a person (the “Asset Buyer”) other than an Approved Purchaser (determined by the Insurer); (b) any “person” (as defined in the Securities Exchange Act) other than an Approved Purchaser becomes the “beneficial owner” (as defined in Rule 13d 3 under the Securities Exchange Act), directly or indirectly, of securities of UPFC representing fifty one (51%) or more of the combined voting power of UPFC’s then outstanding securities (such new beneficial owner, the “New Owner”); (c) the stockholders of UPFC approve a merger or consolidation of UPFC with any other corporation, other than a merger or consolidation with an Approved Purchaser or a merger or consolidation which would result in the voting securities of UPFC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of UPFC or such surviving entity outstanding immediately after such merger or consolidation (the surviving entity being the “Surviving Entity”); or (d) the stockholders of UPFC approve a plan of complete liquidation of UPFC (the person receiving the liquidated assets being the “Resulting Entity”) other than into an Approved Purchaser or a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of UPFC immediately prior to the time of the liquidation; unless (2) the Asset Buyer, UPFC, the Surviving Entity or the Resulting Entity (each a “Successor”), in clause (1)(a), (b), (c) or (d) respectively and as the case may be, after giving effect to the relevant transaction, (a) is an Approved Purchaser.

“Charter Documents” means, with respect to any Transaction Party, such entity’s organizational documents, including its trust agreement, certificate of trust, memorandum of association, articles of organization, certificate or articles of incorporation, by laws and/or operating agreement.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

“Class A-1 Notes” means the Class A-1 5.34% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Class A-2 Notes” means the Class A-2 5.15% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Class A-3 Notes” means the Class A-3 5.01% Asset Backed Notes, issued pursuant to the Indenture and substantially in the form attached as an Exhibit to the Indenture.

“Closing Date” means December 14, 2006.

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“Credit and Collection Policy” means the Credit and Collection Policy of UACC as outlined in the policies and procedures manual together with any amendments approved by Insurer.

“Cut-off Date” means November 30, 2006.

“Event of Default” has the meaning specified in Section 5.1 hereof.

“Fee Letter” means that certain letter agreement dated as of the date hereof between the Issuing Entity and the Insurer and acknowledged by the Indenture Trustee setting forth certain fees and other matters referred to herein, as the same may be amended or supplemented from time to time in accordance therewith and with this Insurance Agreement.

“Holder” has the meaning given thereto in the Ambac Policy.

“Indemnified Party” has the meaning specified in Section 3.4 hereof.

“Indemnifying Party” has the meaning specified in Section 3.4 hereof.

“Indenture” means the Indenture dated as of December 1, 2006 between the Issuing Entity and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Information” has the meaning specified in Section 2.1(c) hereof.

“Insolvency Proceeding” means any proceeding by or against any person under any applicable reorganization, bankruptcy, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for a person or any of its assets.

“Insurance Agreement” has the meaning given such term in the initial paragraph hereof.

“Insurer” means Ambac and any successor thereto, as issuer of the Ambac Policy.

“Insurer Information” means the information furnished by the Insurer in writing expressly for use in the Offering Document and is limited to the information included under the headings “The Insurer” and “The Policy” in the Prospectus Supplement.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Late Payment Rate” means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by

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Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Class A Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Issuing Entity (considered separately) or the Issuing Entity, the Servicer and the Seller (taken as a whole), (b) the ability of any United Party to perform its obligations under any Transaction Document to which it is a party, (c) the validity, enforceability of, or collectibility of, amounts payable by any United Party under any Transaction Document to which it is a party, (d) the status, existence, perfection or priority of the interest of the Issuing Entity or of the Indenture Trustee in the Trust Estate, (e) the validity, enforceability or collectibility of all or any portion of the Trust Estate with an aggregate value of at least $500,000 or (f) the ability of the Insurer to monitor the performance of the Receivables and compliance of the United Parties with the Transaction Documents unless such impediment results from an action or omission on the part of the Insurer.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Offering Document” means, taken together, the Prospectus Supplement, dated December 6, 2006 (the “Prospectus Supplement”), and the Prospectus, dated November 17, 2006, of the Issuing Entity, in respect of the offering and sales of the Class A Notes, any amendment or supplement thereto, and any other offering document in respect of the Class A Notes that makes reference to the Ambac Policy.

“Person” means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, limited liability company, business or owner trust, partnership or other organization or entity (whether governmental or private).

“Premium” means the premium payable in accordance with the Fee Letter.

“Rating Agencies” means Moody’s and S&P.

“Responsible Officer” means any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the relevant Transaction Party responsible for the performance of such Transaction Party’s obligations under the Transaction Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale Agreement” means the Sale Agreement, dated as of December 1, 2006, between UACC, as the Seller and UPFC Auto Financing Corporation, as the Purchaser.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of December 1, 2006, among the Issuing Entity, the Servicer, the Seller, Deutsche Bank Trust Company Americas, as Trust Collateral Agent, Custodian and Backup Servicer and Centerone Financial Services LLC, as Backup Subservicer, as the same may be amended or supplemented from time to time.

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“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations promulgated thereunder, as amended from time to time.

“Seller” has the meaning specified in the recitals hereof.

“Seller Information” means the information set forth in the Offering Document describing the Seller, which information shall consist of the sections entitled “Summary—The Seller” in the Prospectus Supplement.

“Servicer” has the meaning specified in the recitals hereof.

“Servicer Termination Event” has the meaning specified in Section 9.1 of the Sale and Servicing Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“Spread Account Agreement” means the Spread Account Agreement, dated as of December 14, 2006, among the Insurer, the Servicer and the Indenture Trustee.

“Transaction” means the transactions contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the Underwriting Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Trust Agreement, the Sale Agreement, the Indenture, the Spread Account Agreement and all other documents and certificates delivered in connection therewith except for the Ambac Policy.

“Transaction Parties” means the United Parties and the Indenture Trustee.

“Trust Agreement” means the Trust Agreement dated as of November 17, 2006 between the Seller and the Owner Trustee, as amended and restated as of December 14, 2006, as the same may be amended and supplemented from time to time.

“Underwriter Information” means the information furnished by the Underwriter in writing expressly for use in the Offering Document and included in the table following the second paragraph of text and the third, fourth, fifth, sixth and seventh paragraphs of text under the caption “Underwriting” in the Prospectus Supplement.

“Underwriter” shall mean Deutsche Bank Securities.

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“Underwriting Agreement” means the Underwriting Agreement, dated December 6, 2006 between the Underwriter and the Seller with respect to the offer and sale of the Class A Notes, as amended, modified or supplemented from time to time.

“United Party” means any of the Issuing Entity, UACC, the Servicer and the Seller (collectively, the “United Parties”); provided, however, that solely with respect to the definition of “United Party” as such term is used in the Ambac Policy, “United Party” shall have the meaning as specified therein.

“UACC” means United Auto Credit Corporation, and its successors.

“UPFC” means United PanAm Financial Corporation, and its successors.

Section 1.2 Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” Where a representation, warranty or covenant herein begins with the words “as to a Person only,” such representation, warranty or covenant is given by and as to such Person only.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Representations and Warranties of UACC, the Seller and the Issuing Entity. Each of UACC, the Seller and the Issuing Entity hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it in each of the Transaction Documents to which it is a party. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1 hereof. In addition, each of UACC, the Seller and the Issuing Entity represents and warrants as of the Closing Date as follows:

(a) The offer and sale of the Class A Notes by the Issuing Entity comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws and, without limiting the generality of the foregoing, the Offering Document (other than the Underwriter Information, the Seller Information and the Insurer Information) does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Issuing Entity is not required to be registered as an “investment company” under the Investment Company Act; and neither the offer nor the sale of the Class A Notes by the Issuing Entity will be in violation of the Securities Act or the Securities Exchange Act and the

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rules and regulations promulgated thereunder or any other federal or state securities law. UACC, the Seller and the Issuing Entity shall each satisfy any of the information reporting requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder arising out of the Transaction to which it is subject.

(c) Neither the Transaction Documents nor any other information relating to the Receivables, the Other Conveyed Property or any other asset in the Trust Estate, the operations or financial condition of any of the United Parties (collectively, the “Information”), as amended, supplemented or superseded, furnished to the Insurer by such United Party contains any statement of a material fact which was untrue or misleading in any material respect when made. None of the United Parties has any knowledge of any circumstances that could reasonably be expected to have a Material Adverse Effect. Since the furnishing of the Information, there has been no change nor any development or event involving a prospective change known to any of the United Parties that would render any of the Transaction Documents untrue or misleading in any material respect.

Section 2.2 Representations and Warranties of the Seller. The Seller hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by it in each of the Transaction Documents to which it is a party. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1 hereof. In addition, the Seller represents and warrants as of the Closing Date as follows:

(a) The offer and sale of the Class A Notes by the Issuing Entity comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws and, without limiting the generality of the foregoing, the Seller Information does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; the Issuing Entity is not required to be registered as an “investment company” under the Investment Company Act; and neither the offer nor the sale of the Class A Notes by the Issuing Entity will be in violation of the Securities Act or any other federal or state securities law. The Seller shall satisfy any of the information reporting requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder arising out of the Transaction to which it or the Issuing Entity is subject.

Section 2.3 Representations and Warranties of the Insurer. The Insurer represents and warrants to the Indenture Trustee (on behalf of the Holders), the Issuing Entity and each other Transaction Party as follows:

(a) Organization and Licensing. The Insurer is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

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(b) Corporate Power. The Insurer has the corporate power and authority to issue the Ambac Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

(c) Authorization; Approvals. All proceedings legally required for the issuance of the Ambac Policy and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer’s Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Ambac Policy have been obtained or are not material to the enforceability of the Ambac Policy.

(d) Enforceability. The Ambac Policy, when issued, will constitute, and this Insurance Agreement constitutes, legal, valid and binding obligations of the Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

(e) No Conflict. The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Ambac Policy or this Insurance Agreement.

(f) Accuracy of Information. The Insurer Information included in the Offering Document is limited and does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such limited scope of disclosure, however, as of the date of the Offering Document, the Insurer Information does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 2.4 Affirmative Covenants of UACC, the Seller and the Issuing Entity. Each of UACC, the Seller and the Issuing Entity hereby makes, to and for the benefit of the Insurer, all of the covenants made by it in the Transaction Documents to which it is a party. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, UACC, each of the Seller and the Issuing Entity hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

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(b) Existence. Except as otherwise expressly provided by the Transaction Documents, it shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the place of its organization and duly qualified and duly authorized thereunder. Additionally, it shall conduct its business in accordance with the terms of its Charter Documents and shall maintain all licenses, permits, charters and registrations, except for any such license, permit, charter or registration the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

(c) Notice of Material Events. It shall promptly (and, with respect to item (ii) below, in any event not later than two (2) Business Days, and, with respect to all other items not later than five (5) Business Days) following receipt of actual knowledge by a Responsible Officer thereof inform the Insurer in writing of the occurrence of any of the following:

(i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation, or disciplinary proceeding by or against it that would be reasonably likely to have a Material Adverse Effect or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would reasonably likely to have a Material Adverse Effect;

(ii) the occurrence of any Event of Default hereunder, any Default or Event of Default under the Indenture, any Servicer Termination Event or any Trigger Event;

(iii) the commencement of any Insolvency Proceeding against any Transaction Party;

(iv) the occurrence of a Change in Control (as defined in the Spread Account Agreement); and

(v) the receipt of written notice that (a) any license, permit, charter, registration or approval necessary and material for the conduct of its business is to be, or may be, suspended or revoked and such suspension or revocation would be reasonably likely to have a Material Adverse Effect or (b) it is to cease and desist any practice, procedure or policy employed by it in the conduct of its business, and such cessation would be reasonably likely to have a Material Adverse Effect.

(d) Notice of Change. It shall give the Insurer not less than thirty (30) days’ prior written notice of any proposed change in its name, principal place of business or jurisdiction of organization.

(e) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer at any time, it shall permit the Insurer or its authorized agents:

(i) to inspect its books and its records as they may relate to the Transaction, the Receivables, the Other Conveyed Property or any other assets in the Trust Estate, as the case may be, or its obligations under the Transaction Documents;

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(ii) to discuss its affairs, finances and accounts with its principal executive officer and its principal financial officer; and

(iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours at UACC’s cost and expense and shall not unreasonably disrupt the business of UACC, the Seller or the Issuing Entity, as the case may be. Absent an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event, the Insurer shall not conduct such inspections or discussions more often than annually, unless otherwise mutually agreed by the Insurer and UACC. If, however, an Event of Default hereunder or under the Indenture, a Servicer Termination Event or a Trigger Event has occurred and is continuing, the Insurer may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate. Without limiting the foregoing, upon the occurrence of a Trigger Event, an Event of Default hereunder or under the Indenture or a Servicer Termination Event, UACC and the Seller shall make its principal officers available to discuss the Transaction with representatives of the Insurer within 15 days of receipt by UACC or the Seller of such a request from the Insurer.

(f) Closing Documents. It shall provide or cause to be provided to the Insurer an executed original copy of each Transaction Document executed by it in connection with the closing of the Transaction within thirty (30) days of the Closing Date.

(g) Financial Reporting. In the case of UACC, it shall provide or cause to be provided to the Insurer the following:

(i) Annual and Periodic Financial Statements; Compliance Reports and Other Reporting. Copies of the financial statements and compliance reports required to be delivered pursuant to Sections 4.1, 4.10 and 4.11 of the Sale and Servicing Agreement and such notices, certificates, reports and other information delivered by UACC under the Transaction Documents, as and when required pursuant to such sections or agreements, and any other reporting or financial information required to be provided to the Insurer pursuant to the terms of the Transaction Documents, including, without limitation, financial projections, as and when required pursuant to such terms. Subsequent to a Change in Control as described in (2)(b) of the definition thereof and for the purpose of determining that a Successor continues to be a Net Worth Successor (as those terms are defined in the definition of “Change in Control”), UACC will provide unaudited quarterly financial statements, accompanied by the statement in the form of Exhibit C hereto. Such statements will be provided no later than thirty (30) days following each fiscal quarter.

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(ii) Compliance Certificate. Together with the financial statements and compliance reports required under Sections 4.1, 4.10 and 4.11 of the Sale and Servicing Agreement, a compliance certificate signed by its principal financial officer stating that to the best of such person’s knowledge, (a) each United Party is in compliance with its obligations hereunder and under the other Transaction Documents, and (b) no Event of Default hereunder or under the Indenture or Servicer Termination Event exists and no event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event exists, or if an Event of Default hereunder or under the Indenture or Servicer Termination Event or other such event exists, stating the nature and status thereof (including all relevant financial and other information and amounts used in determining whether such Event of Default hereunder or under the Indenture or Servicer Termination Event or Trigger Event or other such event exists).

(iii) S.E.C. Filings. Promptly after the filing thereof, copies of all registration statements and annual, quarterly or other regular reports which it or any subsidiary files with the Securities and Exchange Commission.

(iv) Shareholders Statements and Reports. Promptly after the furnishing thereof to its shareholders, copies of all financial statements, reports and proxy statements so furnished.

(v) Amendments to Credit and Collection Policy. Within ten (10) Business Days after the date of any material change or amendment to its Credit and Collection Policy, a true and complete copy of such change or amendment, and if requested by the Insurer, a copy of the Credit and Collection Policy then in effect. No such change or amendment shall become effective if the Insurer determines, in its sole discretion, that such change or amendment will have a Material Adverse Effect; provided that such change or amendment shall become effective and continue to be effective if the Insurer has not objected to such change or amendment within ten (10) Business Days of receipt of written notice thereof.

(vi) Credit and Collection Policy. Within ninety (90) days after the end of each of its fiscal years, a true and complete copy of its Credit and Collection Policy then in effect.

(h) Maintenance of Licenses. It shall maintain all licenses, permits, charters and registrations, except for licenses, permits, charters and registrations the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

(i) Public Debt Ratings. UACC shall promptly, but in any event within five (5) Business Days after the date of any change in its public debt ratings, if any, a written certification of its public debt ratings after giving effect to such change.

(j) Compliance with Securities Laws. It shall comply with the Securities Act and the Securities Exchange Act and the regulations thereunder so as to permit the completion of the offer and sale of the Class A Notes as contemplated by the Underwriting Agreement.

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(k) Disclosure Document. Each Offering Document delivered with respect to the Class A Notes shall clearly disclose that the insurance provided by the Ambac Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

(l) Financial Statements. In the case of the Seller and the Issuing Entity, its financial statements and books and records will reflect its separate existence and will present fairly its financial position.

(m) Operation. In the case of the Seller and the Issuing Entity, it shall:

(i) manage its day to day business without the involvement of any other Transaction Party except as required or permitted by the Transaction Documents;

(ii) act solely in its own name in the conduct of its business, including business correspondence and other communications, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned;

(iii) ensure that, to the extent that it shares the same officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iv) ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in doing so shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that it contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the other Transaction Parties and its Affiliates shall only be on an arm’s-length basis;

(v) require that all of its full-time employees identify themselves as such and not as employees of UACC or any other United Party (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as its employees); and

(vi) compensate all employees, consultants and agents directly, from its bank accounts, for services provided to it by such employees, consultants and agents, and, to the extent any of its employees, consultants or agents is also an employee, consultant or agent of UACC (or any Affiliate thereof), allocate the compensation of such employee, consultant or agent between itself and UACC (or any Affiliate thereof) on a basis which reflects the services rendered to itself and UACC (or such Affiliate thereof).

(n) Special Purpose Entity. In addition, the Seller shall:

(i) ensure that its capital is adequate for the business and undertakings of the Seller;

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(ii) other than activities in connection with the Transaction, be restricted from undertaking any activities other than purchasing automobile loans receivables and transferring the proceeds to other special-purpose entities in connection with the issuance of other asset backed securities;

(iii) have at least one director, manager or member that is a person who is not, and will not be, a director, officer, employee or holder of any equity securities of UACC or any of its affiliates or subsidiaries;

(iv) not commingle its funds and assets with the funds of any other person;

(v) maintain (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its board of managers, as provided in its articles of incorporation.

(o) Other Information. It shall provide to the Insurer such other information (including non financial information) in respect of the Receivables, the Other Conveyed Property or the other assets in the Trust Estate, as the case may be, the Transaction and the Transaction Documents and such other financial or operating information in respect of itself, the Seller, the Issuing Entity or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.

Section 2.5 Affirmative Covenants of the Seller. The Seller hereby makes, to and for the benefit of the Insurer, all of the covenants made by it in the Transaction Documents to which it is a party. Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of the last sentence of Section 6.1. In addition, the Seller hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Compliance with Agreements and Applicable Laws. It shall comply with the terms and conditions of and perform its obligations under the Transaction Documents to which it is a party and shall comply with any law, rule or regulation applicable to it, except where the failure to comply with any such law, rule or regulation is not reasonably likely to have a Material Adverse Effect.

(b) Existence. Except as otherwise expressly provided by the Transaction Documents, it shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of the place of its organization and duly qualified and duly authorized thereunder. Additionally, it shall conduct its business in accordance with the terms of its Charter Documents and shall maintain all licenses, permits, charters and registrations, except for any such license, permit, charter or registration the failure of which to maintain is not reasonably likely to have a Material Adverse Effect.

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Section 2.6 Negative Covenants of UACC, the Seller and the Issuing Entity. each of UACC, the Seller and the Issuing Entity hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

(a) Impairment of Rights. It shall not take any action, or fail to take any action, if such action or failure to take action (x) is reasonably likely to have a Material Adverse Effect or (y) is reasonably likely to interfere with the enforcement of any rights of the Insurer under or with respect to any of the Transaction Documents. It shall give the Insurer written notice of any such action or failure to act promptly prior to the date of consummation of such action or failure to act. It shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b) Amendments, Etc. It shall not modify, amend or waive, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents to which it is a party or, in the case of the Seller and the Issuing Entity, any of its Charter Documents, without the prior written consent of the Insurer thereto.

(c) Limitation on Mergers, Etc. In the case of the Seller and the Issuing Entity, it shall not consolidate with or merge with or into any Person or liquidate or dissolve, or transfer all or substantially all of its assets to any Person except, in the case of the Issuing Entity, by way of the grant of a lien to the Indenture Trustee pursuant to the Transaction Documents, or, except as expressly permitted by the Transaction Documents, transfer any of its assets to any Person.

(d) Certain Other Limitations. In the case of the Seller and the Issuing Entity, it shall:

(i) not be named as an insured on the insurance policy held by another United Party or covering the property of any other United Party, except to the extent it shall bear its allocable share of the expense thereof, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with property not owned by the Issuing Entity or the Seller, as the case may be, proceeds are paid to it;

(ii) be restricted from undertaking activities in connection with the issuance of the Class A Notes other than activities as set forth in its Charter Documents;

(iii) not be involved in the day-to-day management of any of the other United Parties except as required by or permitted by the Transaction Documents;

(iv) not incur, assume or guarantee any indebtedness except for such indebtedness as may be incurred by the Issuing Entity in connection with the issuance of the Class A Notes, or as otherwise expressly permitted by the Insurer or the Transaction Documents;

(v) not commingle its deposit accounts (and funds therein) or other assets with the deposit accounts (and funds therein) or other assets of any other entity;

(vi) not act as an agent of any other United Party; and

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(vii) not form, or cause to be formed, any subsidiaries; provided that the Seller may form other special purpose entities in connection with the issuance of other asset backed securities to the extent the Insurer acts as an insurer in connection with such transactions.

ARTICLE III

THE AMBAC POLICY; REIMBURSEMENT

Section 3.1 Issuance of the Ambac Policy. The Insurer agrees to issue the Ambac Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a) Payment of Expenses. The applicable parties shall have been paid their related fees and expenses payable in accordance with Section 3.2(a) and (b);

(b) Receipt of Certain Documents. The Insurer shall have received a complete copy of the Credit and Collection Policy then in effect certified by the principal financial officer of UACC and of each Transaction Document fully executed and delivered by each applicable Transaction Party;

(c) Representations and Warranties; Certificate. The representations and warranties of the United Parties set forth or incorporated by reference in this Insurance Agreement and the representations and warranties set forth by the Indenture Trustee in the Indenture are true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer has received a certificate of appropriate officers of the related United Party to that effect;

(d) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, is pending or, to any Transaction Party’s knowledge, threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction;

(e) Legality. No statute, rule, regulation or order has been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

(f) No Event of Default. No Event of Default hereunder, Default or Event of Default under the Indenture, Trigger Event or Servicer Termination Event has occurred;

(g) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriter’s obligation to offer and sell the Class A Notes have been fulfilled to the satisfaction of the Insurer, with such satisfaction deemed to have occurred upon issuance of the Ambac Policy. The Insurer has received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to the Underwriter pursuant to the Underwriting Agreement;

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(h) Issuance of Ratings. The Insurer has received confirmation that the Class A-1 Notes will be rated in the highest short term rating category by at least two nationally recognized statistical rating agencies, that the Class A-2 Notes and the Class A-3 Notes will be rated in the highest long term rating category by at least two nationally recognized statistical rating agencies and that, without the benefit of the Ambac Policy, the Class A Notes will have a shadow rating of at least BBB from S&P and Baa2 from Moody’s;

(i) Approvals, Etc. The Insurer has received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction;

(j) Fee Letter. The Insurer, the Indenture Trustee and the Issuing Entity have executed the Fee Letter;

(k) Certified Copies. The Insurer has received an executed copy of each Transaction Document;

(l) Opinions. The Insurer has received opinions of counsel concerning the perfection of the Indenture Trustee’s security interest in the Trust Estate and other matters under the laws of the United States, and has received copies of any opinions delivered to the Rating Agencies, the Noteholders and the Indenture Trustee, in each case addressed to, and in form and substance satisfactory to, the Insurer;

(m) Satisfactory Documentation. The Insurer and its counsel have determined that all documents, the Class A Notes and opinions to be delivered in connection with the Class A Notes conform to the terms of the Transaction Documents; and

(n) Additional Items. The Insurer has received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as are reasonably requested by the Insurer, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.

Section 3.2 Payment of Fees and Premium.

(a) Legal and Accounting Fees. UACC shall pay or cause to be paid on the Closing Date all reasonable legal fees, auditors’ fees and disbursements incurred by the Insurer in connection with the issuance of the Ambac Policy and the Transaction Documents through the Closing Date. Additional fees of the Insurer’s counsel or auditors payable in connection with the Transaction Documents incurred after the Closing Date shall be paid by UACC as provided in Section 3.3 below.

(b) Rating Agency Fees. UACC shall promptly pay the initial fees of the Rating Agencies with respect to the Class A Notes and the transactions contemplated hereby following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Class A Notes. The Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other rating agency’s rating.

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(c) Premium. In consideration of the issuance by the Insurer of the Ambac Policy, the Issuing Entity shall pay or cause to be paid the Premiums to the Insurer as set forth in the Fee Letter in accordance with the Indenture and this Insurance Agreement and from the funds specified by Section 5.7 of the Sale and Servicing Agreement, commencing on the day the Ambac Policy is issued, until the Ambac Policy has been terminated in accordance with its terms. The Premium paid pursuant to the Indenture and the Sale and Servicing Agreement shall be nonrefundable without regard to whether any Notice (as defined in the Ambac Policy) is delivered to the Insurer requiring the Insurer to make any payment under the Ambac Policy or any other circumstances relating to the Class A Notes or provision being made for payment of the Class A Notes prior to maturity.

Section 3.3 Reimbursement Obligation. (a) The Issuing Entity agrees absolutely and unconditionally to reimburse the Insurer for any amounts paid by the Insurer under the Ambac Policy, plus the amount of any other due and payable and unpaid Reimbursement Amounts (as defined in the Ambac Policy), which reimbursement shall be due and payable on the date that any such amount is paid thereunder from amounts available for such payment under the Indenture and the Sale and Servicing Agreement, in an amount equal to the amounts so paid and all amounts previously paid that remain unreimbursed, together (without duplication) with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

(b) Each of the Issuing Entity, the Seller and UACC agrees, jointly and severally, to pay to the Insurer, promptly, but in no event later than 30 days after demand thereof, as follows: any and all charges, fees, costs and expenses, including reasonable attorneys’ and accountants’ fees and expenses, that the Insurer may pay or incur in connection with the Transaction Documents, including (i) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any United Party or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents (in its capacity as such a party) or the Transaction, the costs and fees of inspections by the Insurer or audits or field examinations by accountants and the ongoing administration of the Transaction pursuant to the Transaction Documents, or (ii) any amendment, waiver or other similar action with respect to, or related to, any Transaction Document, whether or not executed or completed.

(c) Each of the Issuing Entity, the Seller and UACC agrees, jointly and severally, to pay to the party to whom such amounts are owed on demand interest at the Late Payment Rate on any and all amounts described in Sections 3.3(b) and 3.4 after the date such amounts become due and payable until payment thereof in full.

Section 3.4 Indemnification. (a) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of UACC and the Seller agrees, jointly and severally, to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer

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within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

(i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, of the Underwriter with respect to the Underwriter Information or of the Seller with respect to the Seller Information) in connection with the offering, issuance, sale or delivery of any of the Class A Notes;

(ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any United Party in connection with the Transaction;

(iii) the violation by any United Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

(iv) the breach by any United Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein);

(v) the occurrence, in respect of UACC’s duties as the Servicer, under any of the Transaction Documents of any Servicer Termination Event or any event which, with the giving of notice or the lapse of time or both, would constitute any Servicer Termination Event; or

(vi) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information, (y) the Underwriter Information and (z) the Seller Information.

(b) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Seller agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations)

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of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:

(i) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Seller in connection with the Transaction;

(ii) the violation by the Seller of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

(iii) the breach by the Seller of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein); or

(iv) any untrue statement or alleged untrue statement of a material fact contained in the Seller Information or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) In addition to any and all of the Insurer’s rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, the Issuing Entity agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents, including by reason of:

(i) any statement, omission or action (other than of the Insurer with respect to the Insurer Information, of the Underwriter with respect to the Underwriter Information, or of the Seller with respect to the Seller Information) in connection with the offering, issuance, sale or delivery of any of the Class A Notes;

(ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of any Transaction Party in connection with the Transaction;

(iii) the violation by any Transaction Party of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to them;

(iv) the breach by any Transaction Party of any representation, warranty or covenant under any of the Transaction Documents (without giving effect to any materiality qualifier or limitation therein); or

(v) any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or any omission or alleged omission to state therein

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a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Offering Document in the information with respect to (x) the Insurer Information, (y) the Underwriter Information and (z) the Seller Information.

(d) The Insurer agrees to pay, and to protect, indemnify and save harmless each of UACC, the Seller and the Issuing Entity, and their respective officers, directors, shareholders, employees, agents and each Person, if any, who controls UACC, the Seller and the Issuing Entity, within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Insurer agrees to pay, and to protect, indemnify and save harmless, the Seller and each of their officers, directors, shareholders, employees, agents and each Person, if any, who controls the Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made not misleading contained in the consolidated financial statements of Ambac Assurance Corporation incorporated by reference into the Issuing Entity’s Regulation AB periodic reports pursuant to Section 4.6 of this Agreement.

(f) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (each, an “Indemnified Party”) in respect of which the indemnity provided in Section 3.4(a), (b), (c) or (d) may be sought from UACC, the Seller, the Issuing Entity or the Insurer, as the case may be (the “Indemnifying Party”), each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party and may assume the defense of any such action or claim in reasonable cooperation with, and with the reasonable

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cooperation of, the Indemnifying Party; provided, however, that the fees and expenses of separate counsel to the Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (d), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(g) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach or alleged breach is within the control of the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Payment Procedure. In the event of any payment by the Insurer for which reimbursement is sought under Section 3.3, the Issuing Entity, UACC, the Seller and the Indenture Trustee agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.3 therefor to the Insurer; provided, that with respect to claims for reimbursement of amounts other than amounts paid by the Insurer under the Ambac Policy and any interest thereon made to UACC under Section 3.3(b), the Insurer will also provide appropriate supporting documents

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to UACC for such claims. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer (to such account as shall be specified by the Insurer in writing) by no later than 3:00 p.m. (New York time) on the date when due in lawful currency of the United States of America in immediately available funds or as the Insurer shall otherwise direct by written notice to the party making such payment. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

Section 3.6 Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Ambac Policy, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Noteholders to any moneys paid or payable in respect of the Class A Notes under the Transaction Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Class A Notes, under the Transaction Documents or otherwise.

ARTICLE IV

FURTHER AGREEMENTS

Section 4.1 Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Ambac Policy and such policy has been surrendered to the Insurer for cancellation and (b) such time as all amounts payable to the Insurer by the United Parties hereunder or under the Transaction Documents and the Class A Notes have been irrevocably paid and redeemed in full and such Class A Notes have been cancelled; provided, however, that the provisions of Sections 3.2, 3.3 and 3.4 hereof shall survive any termination of this Insurance Agreement.

Section 4.2 Further Assurances and Corrective Instruments. (a) Unless an Insurer Event of Default has occurred and is continuing, or except as the Indenture otherwise provides, none of the Indenture Trustee and none of the other Transaction Parties shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Insurer and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

(b) Each of the parties hereto agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments and agreements and take such further actions as the Insurer may reasonably request and as may be required in the Insurer’s reasonable judgment to effectuate the intent and purpose of this Insurance Agreement and the other Transaction Documents. Without limiting the foregoing, to the extent such authorization shall be required by law, each United Party hereby authorizes the Indenture Trustee and the Insurer, at the expense of

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the Issuing Entity, in the event the Issuing Entity has failed to do so upon request (provided that no such request shall be required if there exists any Insolvency Proceeding), to execute and file financing statements covering the assets covered by any purchase or transfer pursuant to the Transaction Documents or owned by the Issuing Entity in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon. In addition, each of the parties hereto agrees to cooperate with the Rating Agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of the Transaction Parties, that may be undertaken by the Rating Agencies after the date hereof upon prior written notice.

(c) None of the Transaction Parties shall cause or permit the Issuing Entity to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Class A Notes or other indebtedness expressly permitted under the Transaction Documents.

(d) Each Transaction Party shall concurrently provide the Insurer, as and when delivery thereof is required to be made pursuant to the Transaction Documents, with copies of all reports, notices, requests and demands delivered or required to be delivered by it pursuant to the Transaction Documents.

Section 4.3 Obligations Absolute. (a) The obligations of the Transaction Parties hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement and the other Transaction Documents under all circumstances irrespective of:

(i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to, any of the Transaction Documents or the Class A Notes;

(ii) any exchange or release of any other obligations hereunder;

(iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Transaction Party which is a party to any of the Transaction Documents may have at any time against the Insurer or any other Person;

(iv) any document presented in connection with the Ambac Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) any payment by the Insurer under the Ambac Policy against presentation of a certificate or other document that does not strictly comply with the terms of the Ambac Policy;

(vi) any failure of the Transaction Parties to receive the proceeds from the sale of the Class A Notes;

(vii) any Insolvency Event with respect to any Transaction Party; and

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(viii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, such party in respect of any Transaction Document.

(b) The Transaction Parties and any and all others who are now or may become liable for all or any part of the obligations of the Transaction Parties under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, all defenses, other than payment, and all rights of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the Transaction Parties; (v) agree that their liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c) Nothing herein shall be construed as prohibiting any party hereto from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

Section 4.4 Assignments; Reinsurance; Third-Party Rights. (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Transaction Parties may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

(b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Ambac Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under the Ambac Policy, and provided, further, that any reinsurer or participant will not have any rights against the Transaction Parties or the Holders and that none of the Transaction Parties or the Holders shall have any obligation to have

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any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Ambac Policy.

(c) The Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to the Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the liens granted pursuant to the Transaction Documents; provided that no such bank or other lender shall thereby obtain any direct right against Transaction Parties or the Holders, and further, provided; that no such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Transaction Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the Ambac Policy.

(d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person not a party hereto, including any Holders, other than the rights of the Insurer against the Transaction Parties and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee nor any Holders shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by the Issuing Entity or UACC pursuant to Sections 3.2, 3.3 or 3.4 hereof.

Section 4.5 Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Ambac Policy by the Indenture Trustee or any other party or for any acts or omissions of the Indenture Trustee or any other party in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Ambac Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

Section 4.6 Regulation AB. The Insurer agrees that all consolidated financial statements of Ambac Assurance Corporation and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, may be incorporated by reference into any Form 8-K, Form 10-D or Form 10-K filed by the Seller, solely to the extent required under Regulation AB. It is understood and agreed that, to the extent any consent letter of the Insurer’s accountants is required by the Seller in connection with such filing, the fees and expenses payable in respect thereof shall be paid by the UACC upon demand.

The Insurer represents that, as of the date of the Prospectus Supplement and as of each date that financial statements are to be incorporated by reference into the Seller’s periodic filings, that it satisfies each of the conditions set forth in Section 1100(c)(1) of Regulation AB (the “Section 1100(c)(1) Conditions”); provided, however that to the extent that the Insurer does

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not in the future satisfy the Section 1100(c)(1) Conditions, the Insurer agrees that it will promptly make its financial statements available in physical form to the Seller promptly upon their becoming available. The Insurer also represents that it will make available upon request of the Seller, any information contemplated by Section 1119(a) of Regulation AB with regard to affiliations that arise between it and the Trustee or any of its affiliates.

Section 4.7 Rights and Remedies. Each party (other than the Indenture Trustee) to this Insurance Agreement has acknowledged and agreed to and hereby confirms its acknowledgement and agreement to, and the Indenture Trustee has acknowledged and hereby confirms its acknowledgement of, the collateral sale and assignment by UACC to the Seller, by the Seller to the Issuing Entity, and each party to this Insurance Agreement has acknowledged and agreed to and hereby confirms its acknowledgement and agreement to the pledge by the Issuing Entity to the Indenture Trustee, of all of its right, title and interest in, to and under the Trust Estate, and the Transaction Documents and all of the Issuing Entity’s rights, remedies, powers and privileges and all claims of the Issuing Entity or the Seller, as the case may be, against UACC, of the Issuing Entity or the Seller, as the case may be, and of the Issuing Entity against the Seller, under or with respect to the Transaction Documents (whether arising pursuant to the terms thereof or otherwise available at law or in equity), including without limitation (whether or not any of a Default or Event of Default under the Indenture, an Event of Default hereunder, a Servicer Termination Event or a Trigger Event has occurred and is continuing) (i) the right of the Issuing Entity at any time to enforce the Transaction Documents against the Servicer, the Seller or UACC and the obligations of the Servicer, the Seller, and UACC thereunder and (ii) the right at any time to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to any Transaction Document or the obligations in respect of the Issuing Entity, the Servicer, the Seller or UACC thereunder, all of which rights, remedies, powers, privileges and claims may, notwithstanding any provision to the contrary by any of the Transaction Documents, be exercised and/or enforced by the Indenture Trustee in lieu of and in the place and stead of the Seller and the Issuing Entity to the same extent as the Seller or the Issuing Entity would otherwise do, and except to the extent a Transaction Document provides that the Insurer shall not have such a right upon an Insurer Default that has occurred and is continuing, neither the Seller nor the Issuing Entity may exercise any of the foregoing rights without the prior written consent of the Insurer. Each party hereto further acknowledges and agrees that, unless an Insurer Default has occurred and is continuing, the Indenture Trustee will take or refrain from taking any action, and exercise or refrain from exercising any rights under the Transaction Documents in its capacity as Indenture Trustee pursuant to the written direction of the Insurer; provided, however, that the obligations of the Indenture Trustee to take or refrain from taking, or to exercise or refrain from exercising, any such action or rights shall not apply to routine administrative tasks required to be performed by the Indenture Trustee pursuant to the Transaction Documents and shall be limited to those actions and rights that can be exercised or taken (or not exercised or taken, as the case may be) in full compliance with the provisions of the Transaction Documents and with applicable law.

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ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1 Defaults. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) Any representation or warranty made by any of the Transaction Parties hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, prove to be untrue or misleading in any material respect; provided, however, that if such Transaction Party effectively cures any such defect in any representation or warranty under any Transaction Document or certificate or report furnished under any Transaction Document, within the time period specified in the related Transaction Document as the cure period therefor, such defect shall not in and of itself constitute an Event of Default;

(b) (i) Any Transaction Party fails to pay or deposit when due any amount required to be paid or deposited by it hereunder or under any other Transaction Document and such failure has continued for a period of at least two (2) Business Days or, if so specified in the applicable Transaction Document, the applicable grace period set forth herein, or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction finds or rules that this Insurance Agreement or any other Transaction Document is not valid and binding on the Transaction Parties hereto or thereto;

(c) The occurrence and continuance of an Event of Default under the Indenture or Servicer Termination Event under the Sale and Servicing Agreement;

(d) Any failure on the part of any Transaction Party duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Transaction Party contained in this Insurance Agreement or in any other Transaction Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the earlier of the date on which written notice of such failure, requiring the same to be remedied, has been given to UACC by the Insurer (with a copy to the Indenture Trustee) or by the Indenture Trustee (with a copy to the Insurer), or a Responsible Officer of such Transaction Party has actual knowledge thereof;

(e) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for appointment of a conservator, receiver or liquidator or similar official for any Transaction Party which is a party to any Transaction Document in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days;

(f) The consent by any Transaction Party to the appointment of a conservator or receiver or liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to such Transaction Party or relating to all or substantially all of its respective property; or any such Transaction

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Party admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(g) Ray Thousand is not the Chief Executive Officer of United PanAm Financial Corporation, and the replacement Chief Executive Officer has not been approved by the Insurer;

(h) The shadow rating of the notes provided by S&P or Moody’s shall fall below “BBB” or “Baa2,” respectively;

(i) Failure by the Servicer to (x) deliver the Servicer’s Certificate by the Determination Date, (y) to deposit to the Collection Account any amount required to be deposited therein or (z) to purchase any Receivable required to be purchased by it in accordance with the Sale and Servicing Agreement in the case of any of (x), (y) or (z), after the earlier to occur of (1) written notice of such failure having been received by the Servicer from the Indenture Trustee, the Issuing Entity, the Insurer or the Majority Noteholders; or (2) discovery of such failure by an officer of the Servicer;

(j) A claim is made under the Policy;

(k) There is a Change in Control;

(l) UACC changes its credit and collection policy with respect to the Receivables without the prior written consent of the Insurer;

(m) The Issuing Entity becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state tax purposes;

(n) A Level 3 Trigger Event shall have occurred;

(o) The Servicer realizes a net loss as determined in accordance with generally accepted accounting principles in each of two consecutive fiscal quarters;

(p) A final, non-appealable judgment shall be entered against, or settlements by any of the Transaction Parties by a court of competent jurisdiction assessing monetary damages in excess of $10 million and, in the case of a judgment, such judgment shall not have been discharged or stayed within 60 days;

(q) Except as permitted by the Basic Documents, UPFC, the Seller or the Servicer shall make any assignment of any of its rights or obligations under the Basic Documents or any attempt to make such an assignment without the express written consent of the Insurer; or

(r) UPFC or any of their affiliates or subsidiaries is in default under any indebtedness having an outstanding principal amount of $1 million or more.

Section 5.2 Remedies; No Remedy Exclusive. (a) Upon the occurrence of an Event of Default hereunder, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this

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Insurance Agreement or any other Transaction Document or to enforce performance and observance of any obligation, agreement or covenant of the Transaction Parties under this Insurance Agreement or any other Transaction Document, either in its own capacity or as Controlling Party.

(b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement or any other Transaction Document, or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or any other Transaction Document upon the happening of any event set forth in Section 5.1 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

(c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Transaction Documents.

Section 5.3 Waivers. (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to UACC and the Indenture Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any reinsurer or participant contracted with by the Insurer pursuant to Section 4.4(b) hereof shall be required for any amendment, modification, supplement or termination hereof. UACC agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. Unless an Insurer Event of Default has occurred and is continuing, the other Transaction Documents may be amended, modified or supplemented only with the prior written consent of the Insurer and any amendment, modification or supplement without such consent shall be null and void and of no force and effect.

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Section 6.2 Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be (i) mailed by prepaid registered or certified mail, return receipt requested, or (ii) personally delivered by messenger or overnight courier (with confirmation of receipt) and in either case telecopied to the recipient as follows:

(a) To the Insurer:

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: Structured Finance Department – ABS
Telecopy No.: 212-208-3547
Confirmation: 212-668-0340
with a copy to the attention of:	Michael Babick, Vice President
Telecopy No.: 212-363-1459
Confirmation: 212-208-3407

(in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, an Event of Default hereunder, a Default or Event of Default under the Indenture or a Trigger Event, a claim on the Ambac Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b) To UACC:

United Auto Credit Corporation

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch, CFO

Telephone: 949-224-1917

Facsimile: 949-224-1910

(c) To the Seller:

UPFC Auto Financing Corporation

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Arash Khazei

Telephone: 949-224-1917

Facsimile: 949-224-1910

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(d) To the Issuing Entity:

UPFC Auto Receivables Trust 2006-B
in care of:	Wells Fargo Delaware Trust Company,
as Owner Trustee
919 N. Market Street
Suite 700
Wilmington, Delaware 19801
Attention: Corporate Trust
Services
Telephone: (302) 575-2004
Facsimile: (302) 575-2006

with a copy to the attention of:	United Auto Credit Corporation
3990 Westerly Place, Suite 200
Newport Beach, California 92660
Attention: Garland Koch, CFO
Telephone: 949-224-1917
Facsimile: 949-224-1910

(e) To the Indenture Trustee:

Deutsche Bank Trust Company Americas

Corporate Trust and Agency Services

60 Wall Street, 26th Floor

New York, NY 10005

Attention: Structured Finance Services

Phone: (212) 250-4772

Facsimile: (212) 797-8606

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

Section 6.3 Severability. In the event that any provision of this Insurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

Section 6.4 Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

Section 6.5 Consent to Jurisdiction. (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY

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COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES AGREE THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

(b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in Section 6.2 herein. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

(d) Nothing contained in this Insurance Agreement shall limit or affect any party’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any other party or its properties in the courts of any jurisdiction.

Section 6.6 Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in writing and in its sole discretion except to the extent such consent of the Insurer pursuant to the terms of the applicable Transaction Document may not be unreasonably withheld, and without any implied duty towards any other Person.

Section 6.7 Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

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Section 6.8 Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

Section 6.9 Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

Section 6.10 Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of the Insurer or any other party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents (including the Class A Notes and the Ambac Policy), it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

Section 6.11 Entire Agreement; Facsimile Signatures. This Insurance Agreement, the Fee Letter and the Ambac Policy set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede and replace any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

Section 6.12 Indenture Trustee. (a) Deutsche Bank Trust Company Americas, as the Indenture Trustee, Trust Collateral Agent and Backup Servicer hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Transaction Documents to which it is a party thereto.

(b) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Applicable Law.

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Section 6.13 Third Party Beneficiary. Subject to the provisions of the Transaction Documents, each of the parties hereto agrees that the Insurer shall have all rights of an intended third party beneficiary in respect of each of the Transaction Documents, including the right to enforce the respective obligations of the parties thereunder.

Section 6.14 No Proceedings. Each of the parties hereto agrees that it will not institute against the Issuing Entity or the Seller any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day or, if longer, the then applicable preference period plus one day, since the last day on which any Class A Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.

Section 6.15 Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by Wells Fargo Delaware Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement for UPFC Auto Receivables Trust 2006-B, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company but is made and intended for the purpose for binding only the Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on Wells Fargo Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wells Fargo Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Agreement or any other related documents.

Section 6.16 Limitation of Indenture Trustee, Trust Collateral Agent and Backup Servicer Liability. In no event shall the Indenture Trustee, the Trust Collateral Agent and the Backup Servicer be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including but not limited to, lost profits, even if the Indenture Trustee, the Trust Collateral Agent or the Backup Servicer has been advised of such loss or damage and regardless of the form of action.

In no event shall the Indenture Trustee, the Trust Collateral Agent and the Backup Servicer be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Insurance Agreement.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE

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INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

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IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

AMBAC ASSURANCE CORPORATION, as Insurer

By:
Name: Title:

UPFC AUTO RECEIVABLES TRUST 2006-B, as Issuing Entity

By:	WELLS FARGO DELAWARE TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name: Title:

UPFC AUTO FINANCING CORPORATION, as Seller

By:
Name: Title:

UNITED AUTO CREDIT CORPORATION, as Servicer

By:
Name: Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS not in its individual capacity, but solely as Indenture Trustee, Trust Collateral Agent and Backup Servicer

By:
Name: Title:

By:
Name: Title:

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EXHIBIT A

FORM OF AMBAC POLICY

A-1